LAROCHE PETROLEUM CONSULTANTS, LTD.

                        CONSENT OF INDEPENDENT PETROLEUM
                            ENGINEERS AND GEOLOGISTS


         As independent oil and gas consultants, LaRoche Petroleum Consultants, Ltd. hereby consents to the use of and reference to its name, and the inclusion of and all references to its report dated March 3, 2006 (and information contained therein) in Westside Energy Corporation's Annual Report on Form 10-KSB for the year ended December 31, 2005, and the incorporation by reference thereof into the previously filed Registration Statement on Form S-8 (SEC file no. 333-124890) filed on May 13, 2005 and the previously filed Registration Statement on Form S-8 (SEC file no. 333-114686) filed on April 21, 2004.

                                         LaRoche Petroleum Consultants, Ltd.



                                         By: /s/ Edward P. Travis

                                         Name: Edward P. Travis

                                         Title: Senior Partner


Dallas, Texas
March 30, 2006